FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9712 (Commission File Number)	62-1147325 (I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)		60631 (Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.              Entry into a Material Definitive Agreement.

See disclosure under Item 8.01 — Other Events, which is incorporated herein to the extent applicable.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 8.01 — Other Events, which is incorporated herein to the extent applicable.

Item 8.01.               Other Events.

On August 17, 2010, United States Cellular Corporation (the “Company”) and Amdocs Software Systems Limited (“Amdocs”) entered into a Software License and Maintenance Agreement (“SLMA”) and a Master Service Agreement (“MSA”) (collectively, the “Agreements”) to develop a Billing and Operational Support System (“BSS/OSS”) with a new point-of-sale system to consolidate billing on one platform.

Under the Agreements, Amdocs will license to the Company certain ordering, customer relationship management, revenue management and billing software (the “Licensed Systems”) relating to the BSS/OSS system.

The implementation of the Licensed Systems will commence on September 1, 2010, and is expected to take approximately two years to complete.  After the parties document the Company’s detailed requirements for the Licensed Systems (which is estimated for completion during the first seven months), if the fees require an adjustment in excess of a specified amount, the Company may terminate the project.

The Agreements contain detailed terms governing license fees, professional services fees and ongoing maintenance fees, including discounts and credits, as well as fees and rates for additional licenses and services that may be requested by the Company.  The payments include $4.8 million to be paid by the Company as of the execution of the Agreement.  In addition, some of the fees remain at risk based upon the Company’s success or failure in achieving certain business metrics after implementing the Licensed Systems.  The total estimated amounts to be paid to Amdocs with respect to the Agreements through delivery of the BSS/OSS system is $73 million.  The Company also is committed to purchase maintenance for seven years at $4.6 million per year (or a total of $32.4 million).

The Agreements are master-type agreements pursuant to which the Company and Amdocs will enter into License and Maintenance Orders (pursuant to the SLMA) and Statements of Work (pursuant to the MSA).  Accordingly, neither of the Agreements has a fixed term and is terminable only as provided therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	August 20, 2010

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President — Finance, Chief Financial Officer and Treasurer